Exhibit (q)(4)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints John P. Calamos, Sr. and J. Christopher Jackson and each of them, any of whom may act without the joinder of the others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of securities of Calamos Advisors Trust.

Signature	Title	Date

/s/ Karen L. Stuckey	Trustee	December 16, 2019
Karen L. Stuckey

POWER OF ATTORNEY

The person whose signature appears below hereby appoints John P. Calamos, Sr. and J. Christopher Jackson and each of them, any of whom may act without the joinder of the others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of securities of Calamos Advisors Trust.

Signature	Title	Date

/s/ Christopher M. Toub	Trustee	December 16, 2019
Christopher M. Toub